UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

Estrella Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 318-9098

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, the Board of Directors (the “Board”) of Estrella Immunopharma, Inc. (the “Company”) appointed Jia Dengyao to serve as a member of the Board, effective immediately. As of the date of this Current Report on Form 8-K, Mr. Jia has not been appointed and is not expected to be appointed to any committees of the Board.

In connection with the appointment of Mr. Jia, the Company entered into an indemnification agreement with Mr. Jia on substantially similar terms as the indemnification agreements the Company has previously entered into with its other non-employee directors. This indemnification agreement requires the Company to indemnify Mr. Jia for certain reasonable expenses, including attorneys’ fees and retainers, court costs, and witness and expert costs, incurred by Mr. Jia in any action or proceeding, and any appeal thereof, arising out of his service as a director of the Company or any other company to which Mr. Jia provides services at the request of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Estrella Immunopharma, Inc.

	By:	/s/ Cheng Liu
	Name:	Cheng Liu
	Title:	Chief Executive Officer

Date: September 26, 2025

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